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                                                                   Exhibit 23b

INDEPENDENT AUDITORS' CONSENT

MFIC Corporation

We consent to the incorporation by reference in this Registration Statement of MFIC Corporation on Form S-8 of our report dated February 27, 2002, except for
Note 7, as to which the date is March 29, 2002, appearing in the Annual Report on Form 10-K of MFIC Corporation for the year ended December 31, 2001.

/s/ Brown  & Brown, LLP

Boston, Massachusetts
September 5, 2002